UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): August 5, 2015

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                    130 Adelaide Street West, Suite 701
                      Toronto, Ontario M5H 2K4, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS

On August 10, 2015, Empire Global Corp. issued a press release to announce that through its wholly owned subsidiary Multigioco Srl. it has signed under contract up to 180 additional online web-shop gaming arcades situated throughout the highest grossing gaming regions in Italy. The locations currently generate largely sports betting revenue and have approximately 2,000 online gaming accounts.

The deal expands our online footprint to over 1000 web-shop locations and approximately 25,000 gaming accounts while our online gross gaming revenue is projected to increase to approximately 100 million euro annually with improved margins. The Company expects all locations to be integrated under our Multigioco online license and flagged with our originalbet.it branding by the end of September 2015.

The company's press release to announce the acquisition is included as
Exhibit 99.1.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit 99.1 - Press Release dated August 10, 2015.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED:  August 10, 2015.                  EMPIRE GLOBAL CORP.


                                     Per: /s/ MICHELE CIAVARELLA, B.SC
                                         ------------------------------
                                          MICHELE CIAVARELLA
                                          Chairman of the Board
                                          Chief Executive Officer


EXHIBIT INDEX

Exhibit Number    Description
---------------   -------------------------------------------------------------
99.1              Press Release dated August 10, 2015 captioned "Multigioco Adds up to 180 Sports Bet Centric Online Gaming Locations"